Exhibit 3.49

BYLAWS

OF

RT JONESBORO CLUB

(As Amended and Restated)

ARTICLE I. OFFICES

The principal office of RT JONESBORO CLUB (the “Corporation”) in the State of Arkansas shall be located in the City of Jonesboro, County of Craighead. The Corporation may have such other offices, either within or without the State of Arkansas, as the board of directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II. MEMBERS

SECTION 1. Annual Meeting. The annual meeting of the members shall be held on the second Monday in the month of April at the hour of 10:00 a.m., for the transaction of such business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Arkansas, such meeting shall be held on the next succeeding business day.

SECTION 2. Organization. Meetings of members shall be presided over by the president of the board of directors, or in his absence by a vice president, or in the absence of the foregoing persons by a presiding officer designated by the board of directors. The secretary shall act as secretary of the meeting, but in the absence of the secretary, then the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

SECTION 3. Membership Class/Membership Fees. The Corporation shall have one class of members. Each member shall be charged an annual membership fee of five dollars ($5.00) unless otherwise determined by resolution of the board of directors. Membership may be approved by any representative of the Corporation designated by the board of directors.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. The affairs, activities and operation of the Corporation shall be managed solely by its board of directors.

SECTION 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be three (3). The directors shall be elected by the board of directors at its annual meeting. Each director shall hold office for a term of three (3) years; provided however, if the articles of incorporation of the Corporation provide for the staggering of terms of the board of directors, the directors shall serve initial terms of the duration set forth in the articles of incorporation. Directors may serve one or more subsequent terms by reelection.

SECTION 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw, and shall be held on the first Monday in the month of April at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for a regular meeting shall be a legal holiday in the State of Arkansas, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any such meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the directors as soon thereafter as conveniently may be.

SECTION 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of any director or the president. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by such person or persons.

SECTION 5. Notice. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by facsimile transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by facsimile transmission, such notice shall be deemed to be delivered upon transmission. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. Quorum. A majority of the number of directors specified in Section 2 of this Article shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 7. Manner of Acting. The affirmative vote of a majority of the directors present at a meeting when a quorum is present shall be the act of the board of directors.

SECTION 8. Action Without A Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board of directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes filed with the corporate records reflecting the action taken. Any action taken under this Section 8 shall be effective when the last director has signed the consent, unless the consent specifies a different effective date, which effective date shall control. A consent delivered by facsimile transmission shall constitute a valid signed consent. A consent signed under this Section 8 has the effect of a meeting vote and may be described as such in any document.

SECTION 9. Telephonic Meetings Permitted. Members of the board of directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 10. Removal of Directors. A director may be removed with or without cause by the vote of a majority of the directors present at a meeting which is called for the purpose of removing a director and for which the meeting notice states that the purpose, or one of the purposes, of the meeting is removal of a director.

SECTION 11. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office or until the selection, nomination and confirmation of a successor director in accordance with these bylaws, whichever occurs first. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election by the directors.

SECTION 12. President and Vice President of the Board. The President of the board of directors shall preside at all meetings thereof, and in the President’s absence the Vice President shall preside.

ARTICLE IV. OFFICERS

SECTION 1. Number. The officers of the Corporation may be a president, a VIce president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors.

SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the directors at the annual meeting of directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until the officer’s death, resignation, or removal in the manner hereinafter provided.

SECTION 3. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5. President. The president may be a director and shall be the principal executive officer of the Corporation, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the Corporation. The president may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the board of directors, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and the president shall in general perform all duties as may be prescribed by the board of directors from time to time.

SECTION 6. Vice President. In the absence of the president or in event of the president’s death, inability or refusal to act, the vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties as from time to time may be assigned to the vice president by the president or by the board of directors.

SECTION 7. Secretary. The secretary shall: (a) keep the minutes of the proceedings of the directors and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

SECTION 8. Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the board of directors; (c) provide a report on the financial condition of the corporation at the annual meeting of the directors and at such other times as may be requested by the board of directors; and (d) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

ARTICLE V. COMMITTEES

SECTION 1. Establishment. The board of directors from time to time may establish, instruct, and discharge one or more committees of the board. A committee may be established either as a standing committee or as an ad hoc committee for a special purpose. Each committee established by the board of directors shall consist of two or more directors each of whom shall serve at the direction of the board of directors. The creation of each committee and the appointment of members shall be approved by the board of directors acting in any manner permitted under these bylaws.

SECTION 2. Powers. The board of directors may delegate such of its powers as it deems necessary to such committees as it may from time to time establish; provided however, a committee of the board may not (i) approve the dissolution, merger or the sale, pledge or transfer of all or substantially all of the Corporations assets; (ii) elect, appoint or remove directors or fill vacancies on the board or any of its committees; or (iii) adopt, amend or repeal the articles or bylaws. Any committee may exercise such of the board’s authority as the committee is granted by the board of directors, subject to the restrictions contained in the articles of incorporation or these bylaws.

SECTION 3. Meetings and Action. The provisions of Article of these bylaws shall apply to govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of each committee and its members. Pursuant to those provisions, the chair of each committee shall fix the time and place of its meetings, shall provide for the recording of minutes of committee meetings, and shall promptly report the committee’s actions and recommendations to the board of directors. If the committee chair is unable or otherwise fails to perform those duties, the chairman of the board of directors may take such actions as are necessary to ensure that the committee’s responsibilities are fulfilled, including without limitation the replacement of the committee chair.

SECTION 4. Executive Committee. There may be a standing committee to be known as the “Executive Committee.” The members of the committee shall consist of the president of the Corporation and other members appointed by the board of directors of the Corporation. The

Executive Committee may exercise the powers of the board of directors in the management of the business and affairs of the Corporation as allowed under the Arkansas Nonprofit Corporation Act of 1993. The Executive Committee shall maintain regular minutes of their proceedings and report the same to the board of directors at each regular meeting of the board.

ARTICLE VI. INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Mandatory Indemnification. In accordance with Ark. Code Ann. §§ 4-33-852 and 4-33-856, the Corporation shall indemnify any director or officer and such person’s estate or personal representative who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer is a party by virtue of such person’s status as a director or officer of the Corporation.

SECTION 2. Permissible Indemnification. Pursuant to Ark. Code Ann. § 4-33-851, and except as provided in Section 3 below, the Corporation may indemnify a director or officer made a party to a proceeding by virtue of such person’s status as a director or officer, against liability incurred in the proceeding if the following conditions are met: (1) the director or officer conducted himself or herself in good faith; (2) with respect to conduct in his or her official capacity, the director or officer had reason to believe that his or her conduct was in the best interests of the Corporation; and (3) in cases of conduct not in his or her official capacity, the director or officer had reason to believe that his or her conduct was at least not opposed to the best interests of the Corporation.

SECTION 3. Prohibition of Indemnification in Certain Cases. The Corporation shall not indemnify a director or officer in connection with any proceeding by or in the right of the Corporation in which the director or officer was adjudged liable to the Corporation, or in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer.

SECTION 4. Procedure for Authorizing Indemnification of directors. Before the Corporation may indemnify any director pursuant to Section 2 above, a determination must be made that indemnification of a director is permissible because the director has met the standards of conduct set forth in Section 2 of this Article. The board of directors shall make that determination by a majority vote of a quorum consisting of directors who are not at the time parties to the proceeding; provided however, that if such a quorum cannot be obtained, then the determination shall be made either by a committee designated by the board of directors or by special legal counsel in accordance with Ark. Code Ann. § 4-33-855(b)(2) and (3). Furthermore, the Corporation may not indemnify a director until twenty (20) days after the effective date of the written notice of the proposed indemnification to the Attorney General of the State of Arkansas. The Corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding upon authorization made in accordance with Ark. Code Ann. § 4-33-855 and upon satisfaction of all the conditions prescribed in Ark. Code Ann. § 4-33-853.

SECTION 5. Insurance. The Corporation may purchase and maintain insurance on behalf of its directors and officers to insure against liabilities asserted against or incurred by the Corporation’s directors and officers in that capacity or arising from their status as directors and officers, whether or not the Corporation would have the power to indemnify them against the same liability under the preceding sections of this Article.

SECTION 6. Definitions. The following definitions apply to the indemnification provisions of this Article:

(a) Proceeding. “Proceeding” means any threatened, pending or completed civil action, suit or proceeding, whether judicial, administrative, or investigative, and whether formal or informal.

(b) Liability. “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses actually incurred with respect to a proceeding.

(c) Expenses. Indemnification against expenses which is mandated or permitted under this Article is limited to reasonable expenses, including attorneys’ fees, incurred in connection with a proceeding.

(d) Ark. Code Ann. All citations in these bylaws to “Ark. Code Ann.” shall refer to the Arkansas Code of 1987 Annotated, as amended from time to time by the Arkansas Legislature.

ARTICLE VII. CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be made by the Corporation to its directors or officers. Any directors who vote for or assent to the making of a loan to a director or officer, and any officer or officers participating in the making of such loan, shall be jointly and severally liable to the Corporation for the amount of such loan until repayment thereof in accordance with the provisions of the Arkansas Nonprofit Corporation Act of 1993. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

ARTICLE IX. DIVIDENDS PROHIBITED

The Corporation shall not have or issue shares of stock, and no dividend shall be paid and no part of the income of the Corporation shall be distributed to its directors or officers. The Corporation may pay compensation in a reasonable amount to its directors or officers for services rendered, and may reimburse its directors, officers and employees for expenses incurred in attending to their authorized duties; provided however, such expenses shall be evidenced by receipt or other proper document.

ARTICLE X. AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors; provided however, unless the amendments are unanimously adopted by action without a meeting pursuant to provisions hereunder hereof or unless notice is waived, the Corporation shall provide seven (7) days written notice to the directors that the amendment will be voted upon at the meeting, and the notice must state that the purpose, or one of the purposes, of the meeting is to consider the proposed amendment of the bylaws, and the notice shall also contain or be accompanied by a copy or a summary of the amendment or state the general nature of the amendment. Any amendment must be approved by a majority of the directors in office at the time the amendment is adopted.

CERTIFICATE

I, the undersigned, hereby state and certify that the foregoing is a true, correct and conformed copy of the amended and restated bylaws of RT JONESBORO CLUB duly adopted by the board of directors of said organization on the 10th day of July, 2007, and that the same have not been altered, modified, amended or repealed in any respect and remain in full force and effect on this date.

s/ Melissa J. Jackson
Secretary